UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):         December 15, 2003

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code	(800) 326-5789

ITEM 2.  Acquisition or Disposition of Assets

On December 15, 2003 HickoryTech finalized the sale of its wireless business to Western Wireless Corporation, Bellevue, Wash., which had previously been announced September 18, 2003.  HickoryTech sold the assets and liabilities of its wireless business in exchange for approximately $12.9 million in cash and 1,038,927 shares of HickoryTech common stock held by Western Wireless, plus additional payment for construction in progress.

On December 16, 2003, HickoryTech issued a press release announcing the disposition, a copy of which is filed herewith as Exhibit 99.1.

The terms of the transaction are more fully described in the Stock Purchase Agreement dated as of September 18, 2003 between HickoryTech and Western Wireless Corporation, a copy of which is filed herewith as Exhibit 2.1.

ITEM 7.  Financial Statements and Exhibits.

(a) Not applicable.

(b) The Company will file the required pro forma financial information by amendment to this Current Report on Form 8-K as soon as practicable, but in any event no later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

(c) Exhibits

2.1            Stock Purchase Agreement dated as of September 18, 2003 between HickoryTech and Western Wireless Corporation

99.1      Press Release dated December 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:	December 30, 2003

HICKORY TECH CORPORATION

		By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

		By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer